UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2022

Aura Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40971	32-0271970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Bolton Street Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 500-8864

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AURA	The NASDAQ Global Market

Item 7.01 Regulation FD Disclosure.

On May 26, 2022, Aura Biosciences, Inc. (the “Company”) issued a press release titled “Aura Biosciences Announces Publication of Preclinical Data of the Combination of VDCs with Immune Checkpoint Inhibitors at the 2022 ASCO Annual Meeting.” A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth under Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 26, 2022 entitled “Aura Biosciences Announces Publication of Preclinical Data of the Combination of VDCs with Immune Checkpoint Inhibitors at the 2022 ASCO Annual Meeting”

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022	AURA BIOSCIENCES, INC.

	By:	/s/ Elisabet de los Pinos
Elisabet de los Pinos, Ph.D.
President and Chief Executive Officer